Exhibit 99.1

AAON Announces Semi-Annual Cash Dividend

TULSA, Okla., November 8, 2018 - AAON, Inc. (NASDAQ-AAON), today announced that its Board of Directors has declared a regular semi-annual cash dividend of $0.16 per share or $0.32 annually. The next dividend will be payable on December 20, 2018, to stockholders of record as of the close of business on November 29, 2018.

Norman H. Asbjornson, CEO, stated, “We strive to consistently deliver tangible value to our stockholders and are pleased to do so through our cash dividend.”

Gary Fields, President, stated, “Our strong capital position, significant backlog level and favorable outlook for our business allow our stockholders to share in the benefits of the Company’s performance.”

About AAON
AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

Contact Information
Jerry R. Levine
Phone: (914) 244-0292
Fax: (914) 244-0295
Email: jrladvisor@yahoo.com